Exhibit 99.2A3

                                                                    Exhibit A.3


                             AMENDED AND RESTATED

                      AGREEMENT AND DECLARATION OF TRUST


                                      of


                       THE CAMPBELL MULTI-STRATEGY TRUST


                          a Delaware Statutory Trust


                         Principal Place of Business:


                    210 West Pennsylvania Avenue, Suite 770
                            Towson, Maryland 21204


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                                            TABLE OF CONTENTS
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ARTICLE I  Name and Definitions..................................................................4

         Section 1.  Name........................................................................4

         Section 2.  Definitions.................................................................4

ARTICLE II  Purpose of Trust.....................................................................6

ARTICLE III  Shares..............................................................................7

         Section 1.  Division of Beneficial Interest.............................................7

         Section 2.  Ownership of Shares.........................................................8

         Section 3.  Transfer of Shares..........................................................8

         Section 4.  Transfer of Shares Only with Consent........................................8

         Section 5.  Investments in the Trust....................................................9

         Section 6.  Status of Shares and Limitation of Personal Liability.......................9

         Section 7.  Establishment and Designation of Class......................................9

         Section 8.  Indemnification of Shareholders............................................10

ARTICLE IV  The Board of Trustees...............................................................10

         Section 1.  Number, Election and Tenure................................................10

         Section 2.  Effect of Death, Resignation, etc. of a Trustee............................11

         Section 3.  Powers.....................................................................11

         Section 4.  Chairman of the Board of Trustees..........................................15

         Section 5.  Payment of Expenses by the Trust...........................................15

         Section 6.  Payment of Expenses by Shareholders........................................15

         Section 7.  Ownership of Assets of the Trust...........................................16

         Section 8.  Service Contracts..........................................................16

         Section 9.  Trustees and Officers as Shareholders......................................17

         Section 10.  Action by Trustees........................................................17

         Section 11.  Litigation................................................................17

         Section 12.  Tax Matters...............................................................17

ARTICLE V  Shareholders' Voting Powers and Meetings.............................................18

         Section 1.  Voting Powers, Meetings, Notice and Record Dates...........................18

         Section 2.  Quorum and Required Vote...................................................19

         Section 3.  Record Dates...............................................................19


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         Section 4.  Additional Provisions......................................................19

ARTICLE VI  Valuation; Distributions and Repurchases and Redemptions............................20

         Section 1.  Determination of Net Asset Value...........................................20

         Section 2.  Dividends and Distributions................................................20

         Section 3.  Repurchases and Redemptions................................................20

ARTICLE VII  Allocation of Profits and Losses...................................................21

         Section 1.  Capital Accounts...........................................................21

         Section 2.  Allocations; Valuation Dates...............................................21

         Section 3.  Investment Percentage......................................................21

         Section 4.  Allocation of Profit and Loss for Federal Income Tax Purposes..............21

ARTICLE VIII  Compensation and Limitation of Liability of Trustees..............................22

         Section 1.  Compensation...............................................................22

         Section 2.  No Personal Liability of Trustees, etc.....................................22

         Section 3.  Indemnification............................................................24

         Section 4.  No Bond Required of Trustees...............................................25

         Section 5.  No Duty of Investigation; Notice in Trust Instruments, etc.................25

         Section 6.  Insurance..................................................................25

         Section 7.  Reliance on Experts, etc...................................................25

         Section 8.  Accounting.................................................................26

ARTICLE IX  Miscellaneous.......................................................................26

         Section 1.  Registered Agent...........................................................26

         Section 2.  Fiscal Year................................................................26

         Section 3.  Dissolution and Termination of Trust or Classes............................26

         Section 4.  Reorganization and Sale of Assets..........................................26

         Section 5.  Amendments.................................................................28

         Section 6.  Filing of Copies, References, Headings, Rules of Construction..............28

         Section 7.  Applicable Law.............................................................29

         Section 8.  Provisions in Conflict with Law or Regulations.............................29

         Section 9.  Statutory Trust Only.......................................................29

         Section 10.  Derivative Actions........................................................30

         Section 11.  Counterparts..............................................................30

         Section 12.  Reliance by Third Parties.................................................30
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                             AMENDED AND RESTATED

                      AGREEMENT AND DECLARATION OF TRUST
                                      OF
                       THE CAMPBELL MULTI-STRATEGY TRUST

                             Dated: June 29, 2005


     THIS AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST is made and entered into as of the date set forth above by the trustees named hereunder (such individuals, so long as they continue in office in accordance with the provisions of this Amended and Restated Agreement and Declaration of Trust, and all other persons who may hereafter be duly elected or appointed, qualified and serving as trustees in accordance with the provisions hereof, the "Trustees") for the purpose of amending and restating in its entirety the Declaration of Trust, dated as of June 29, 2005 (the "Original Trust Agreement") executed by Bruce L. Cleland, as trustee, in accordance with the provisions hereinafter set forth.

     WHEREAS, the Trustees desire that the Trust continue as a statutory trust under the Delaware Statutory Trust Act (the "Delaware Act") for the investment and reinvestment of funds contributed thereto.

     NOW, THEREFORE, the Trustees hereby declare that the Trustees shall hold IN TRUST all cash, securities, financial instruments and other assets which the Trust now possesses or may hereafter acquire from time to time in any manner and manage and dispose of the same upon the following terms and conditions for the benefit of the holders of units of beneficial interest in this Trust.

                                  ARTICLE I

                             Name and Definitions

     Section 1. Name. This Trust known as THE CAMPBELL MULTI-STRATEGY TRUST was formed under the Delaware Act pursuant to the Original Trust Agreement and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine under this Section; provided that the Trustees may, without Shareholder approval, change the name of the Trust. Any name change shall become effective upon the execution and filing by a majority of the then Trustees of a certificate of amendment or a restated certificate pursuant to Section 3810 of the Delaware Act. In the event of any such change, the Trustees shall cause notice to be given to the affected Shareholders within a reasonable time after the implementation of such change.

     Section 2. Definitions. Whenever used herein, unless otherwise required by the context or specifically provided, the following terms have the respective meanings assigned to them below:

          (1) "Administrator" means any party furnishing services to the Trust pursuant to any administrative services agreement;


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          (2) "Affiliated Person" has the meaning assigned to it in Section
     2(a)(3) of the 1940 Act;

          (3) "Bylaws" shall mean the Bylaws of the Trust as amended from time to time, which Bylaws are expressly herein incorporated by reference as part of the "governing instrument" within the meaning of the Delaware Act;

          (4) "Certificate of Conversion" means the certificate of conversion from a limited liability company to a statutory trust filed by the Trustees in the Office of the Secretary of State of the State of Delaware in accordance with the Delaware Act.

          (5) "Certificate of Trust" means the certificate of trust, as amended or restated from time to time, filed pursuant to the Original Trust Agreement in the Office of the Secretary of State of the State of Delaware in accordance with the Delaware Act;

          (6) "Class" means a class of Shares of the Trust established in accordance with the provisions of Article III hereof;

          (7) "Code" means the Internal Revenue Code of 1986 and the rules and regulations thereunder, each as amended from time to time;

          (8) "Commission" shall mean the Securities and Exchange Commission;

          (9) "Declaration of Trust" means this Amended and Restated Agreement and Declaration of Trust, as amended, supplemented or restated from time to time;

          (10) "Delaware Act" means the Delaware Statutory Trust Act, 12 Del. C., Sections 3801, et seq., as amended from time to time;

          (11) "Interested Person" shall have the meaning given it in Section 2(a)(19) of the 1940 Act;

          (12) "Investment Adviser" means a party furnishing services to the Trust pursuant to any contract described in Article IV, Section 8(1) hereof;

          (13) "1940 Act" means the Investment Company Act of 1940 and the Rules and Regulations thereunder, all as amended from time to time and any order or orders thereunder which may from time to time be applicable to the Trust;

          (14) "Person" means and includes individuals, corporations, partnerships, trusts, associations, joint ventures, estates and other entities, whether or not legal entities, and governments and agencies and political subdivisions thereof, whether domestic or foreign;

          (15) "principal underwriter" shall have the meaning given it in the 1940 Act;

          (16) "Registration Statement" means the Trust's currently effective registration statement under the 1940 Act, as it may be amended or supplemented from time to time;


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          (17) "Shareholder" means a record owner of outstanding Shares;

          (18) "Shares" means the units into which the beneficial interest in the Trust shall be divided from time to time and includes fractions of Shares as well as whole Shares;

          (19) "Trust" means the Delaware statutory trust established under the Delaware Act pursuant to the Original Trust Agreement and the filing of the Certificate of Trust in the Office of the Secretary of State of the State of Delaware;

          (20) "Trust Property" means any and all property, real or personal, tangible or intangible, which is from time to time owned or held by or for the account of the Trust or the Trustees; and

          (21) "Trustees" means the persons who have signed this Declaration of Trust and all other Person or Persons who may from time to time be duly elected or appointed to serve as Trustees in accordance with the provisions hereof and the Bylaws, in each case so long as such Person or Persons shall continue in office in accordance with the terms of this Declaration of Trust and the Bylaws, and reference herein to a Trustee or the Trustees shall refer to such Person or Persons in his, her or their capacities as trustee or trustees hereunder. Unless otherwise required by the context or specifically provided, any reference herein to the Trustees shall refer to the Trustee at any time that there is only one Trustee of the Trust.


                                  ARTICLE II

                               Purpose of Trust

     The purpose of the Trust is to conduct, operate and carry on the business of a closed-end, non-diversified management investment company registered under the 1940 Act by investing in securities and other financial instruments, and to carry on such other business as the Trustees may from time to time determine pursuant to their authority under this Declaration of Trust. In furtherance of the foregoing, it shall be the purpose of the Trust to do everything necessary, suitable, convenient or proper for the conduct, promotion and attainment of any businesses and purposes which at any time may be incidental or may appear conducive or expedient for the accomplishment of the business of a closed-end, non-diversified management investment company registered under the 1940 Act and which may be engaged in or carried on by a trust organized under the Delaware Act, and in connection therewith the Trust shall have and may exercise all of the powers conferred by the laws of the State of Delaware upon a Delaware statutory trust.

     More generally, the Trust's business and purpose is to trade, buy, sell, swap or otherwise acquire, hold or dispose of securities and commodities (including, but not limited to, foreign currencies, mortgage-backed securities, money market instruments, financial instruments, and any other securities or items which are now, or may hereafter be, the subject of futures contract trading), domestic and foreign commodity futures contracts, commodity forward contracts, foreign exchange commitments, options on physical commodities and on futures contracts, spot


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(cash) commodities and currencies, securities (such as United States Treasury securities) approved by the Commodity Futures Trading Commission for investment of customer funds, and any rights pertaining thereto and any options thereon, whether traded on an organized exchange or otherwise, and to engage in all activities necessary, convenient or incidental thereto. The Trust may also engage in "hedge," arbitrage and cash trading of any of the foregoing instruments. The Trust may engage in such business and purpose either directly or through joint ventures, entities or partnerships, provided that the Trust's participation in any of the foregoing has no adverse economic or liability consequences for the Shareholders, which consequences would not be present had the Trust engaged in that same business or purpose directly.

                                 ARTICLE III

                                    Shares

     Section 1. Division of Beneficial Interest. Beneficial interests in the Trust may consist of one Class or may be divided into two or more Classes or may consist of no Classes. Subject to the further provisions of this Article III and any applicable requirements of the 1940 Act, the Trustees shall have full power and authority, in their sole and exclusive discretion, and without obtaining any authorization or vote of the Shareholders of the Trust or any Class thereof, (i) to divide the beneficial interest in the Trust, or in any Class thereof that may be established from time to time, into an unlimited number of Shares, with or without par value as the Trustees shall determine,
(ii) to issue and sell Shares without limitation as to number (including fractional Shares), to such Persons and for such amount and type of consideration, subject to any restriction set forth in the Bylaws, including cash or securities, at such time or times and on such terms as the Trustees may deem appropriate, (iii) to establish and designate and to change in any manner the beneficial interest in the Trust, or any Class thereof, and to fix such preferences, voting powers, rights, duties and privileges as the Trustees may from time to time determine, which preferences, voting powers, rights, duties and privileges may be senior or subordinate to (or in the case of business purpose, different from) any existing Class, (iv) to divide or combine the Shares of the Trust, or any Class thereof, into a greater or lesser number without thereby materially changing the proportionate beneficial interest of the Shares of the Trust, or any Class, in the assets held with respect to the Trust, (v) to classify or reclassify any issued Shares of the Trust, into shares of one or more Classes thereof and (vi) to take such other action with respect to the Shares as the Trustees may deem desirable.

     Subject to the distinctions permitted among Classes of Shares of the Trust, as established by the Trustees consistent with the requirements of the 1940 Act, each Share of the Trust shall represent an equal beneficial interest in the net assets of the Trust, and each holder of Shares of the Trust shall be entitled to receive such holder's pro rata share of distributions of income and capital gains, if any, made with respect thereto.

     All references to Shares in this Declaration of Trust shall be deemed to be Shares of the Trust or of any or all Classes thereof established from time to time, as the context may require. All provisions herein relating to the Trust shall apply equally to each Class thereof as established from time to time, except as the context otherwise requires.


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     All Shares issued hereunder, including Shares issued in connection with a dividend in Shares or a split or reverse split of Shares, shall be fully paid and nonassessable. Except as otherwise provided by the Trustees, Shareholders shall have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust.

     The Trustees may hold as treasury Shares, reissue for such consideration and on such terms as they may determine, or cancel, at their discretion from time to time, any Shares of any Class thereof reacquired by the Trust.

     Section 2. Ownership of Shares. The ownership of Shares shall be recorded on the books of the Trust or a transfer or similar agent for the Trust, which books shall be maintained separately for the Shares of any Class. No certificates certifying the ownership of Shares shall be issued except as the Trustees may otherwise determine from time to time. The Trustees may make such rules as they consider appropriate for the issuance of Share certificates, the transfer of Shares and similar matters. The record books of the Trust as kept by the Trust or any transfer or similar agent, as the case may be, shall be conclusive as to the identity of the Shareholders of the Trust or any Class, as to the number of Shares of the Trust or any Class held from time to time by each Shareholder and the Persons who shall be entitled to payments of distributions or otherwise to exercise or enjoy the rights of Shareholders.

     Section 3. Transfer of Shares. Subject to Section 4 of this Article III and except as otherwise provided by the Trustees, Shares shall be transferable on the books of the Trust only by the record holder thereof or by his duly authorized agent upon delivery to the Trustees or the Trust's transfer agent of a duly executed instrument of transfer, together with a Share certificate if one is outstanding, and such evidence of the genuineness of each such execution and authorization and of such other matters as may be required by the Trustees. Upon such delivery, and subject to any further requirements specified by the Trustees or contained in the Bylaws, the transfer shall be recorded on the books of the Trust. Until a transfer is so recorded, the Shareholder of record of Shares shall be deemed to be the holder of such Shares for all purposes hereunder and neither the Trustees nor the Trust, nor any transfer agent or registrar or any officer, employee or agent of the Trust, shall be affected by any notice of a proposed transfer.

     Section 4. Transfer of Shares Only with Consent. Shares in the Trust will be offered privately, and, accordingly, any resales may be made only in compliance with the restrictions imposed by applicable securities laws. Each Shareholder expressly agrees that such Shareholder will not directly or indirectly assign, transfer or dispose of, by gift, pledge, hypothecation or otherwise, any of such Shareholder's Shares or any part or all of such Shareholder's right, title or interest in the capital or profits of the Trust without giving written notice of the assignment, transfer or disposition to the Trust, and receiving the Trustees' consent thereto. Such consent may be withheld in the Trustees' sole and absolute discretion. No assignment, transfer or disposition shall be effective against the Trust until the first day of the month following the month in which the Trustees consent thereto. Each assignee shall be admitted as a Shareholder, and be subject to all the obligations and liabilities consequent upon such status under the Delaware Act, and it shall be a condition of the Trustees' consent that such assignee agree to execute all documents which the Trustees consider necessary or desirable to effect the substitution of such assignee as a substituted Shareholder. If an assignment, transfer or disposition occurs by reason of the death of a Shareholder, written notice of assignment shall be


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given by the duly authorized representative of the estate of the Shareholder and shall be supported by such proof of legal authority and valid assignment as may reasonably be requested by the Trustees. The consent of the Trustees is not required for any assignment by reason of death. Each Shareholder agrees that with the consent of the Trustees any assignee may become a substituted Shareholder without the further act or consent of any Shareholder. Each Shareholder agrees that such Shareholder has no right to consent to and will not consent to any person or entity becoming a substituted Shareholder, except as set forth in the preceding sentence. An assigning Shareholder shall remain liable to the Trust as provided in the Delaware Act.

     Section 5. Investments in the Trust. Investments may be accepted by the Trust from such Persons, at such times, on such terms, and for such consideration as the Trustees from time to time may authorize. The Trustees may authorize any distributor, principal underwriter, custodian, transfer agent or other person to accept orders for the purchase of Shares that conform to such authorized terms and to reject any purchase orders for Shares whether or not conforming to such authorized terms.

     Section 6. Status of Shares and Limitation of Personal Liability. Shares shall be deemed to be personal property giving only the rights provided in this instrument. Every Shareholder by virtue of having become a Shareholder shall be held to have expressly assented and agreed to be bound by the terms hereof. The death, incapacity, dissolution, termination or bankruptcy of a Shareholder during the existence of the Trust shall not operate to dissolve or terminate the Trust or any Class thereof, nor entitle the representative of any such Shareholder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees, but entitles such representative only to the rights of such Shareholder under this Trust. Ownership of Shares shall not entitle the Shareholder to any title in or to the whole or any part of the Trust Property or right to call for a partition or division of the same or for an accounting, nor shall the ownership of Shares constitute the Shareholders as partners. Neither the Trust nor the Trustees, nor any officer, employee or agent of the Trust shall have any power to bind personally any Shareholders, nor, except as specifically provided herein, to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay.

     Section 7. Establishment and Designation of Class. The establishment and designation of any Class of Shares shall be effective upon the adoption by a majority of the then Trustees of a resolution that sets forth such establishment and designation whether directly in such resolution or by reference to, or approval of, another document that sets forth each such Class including the Registration Statement, or as otherwise provided in such resolution. The relative rights and preferences of each Class thereof shall be as set forth herein and as set forth in the Registration Statement, unless otherwise provided in the resolution establishing such Class.

          (1) Dividends and Distributions. Dividends and distributions on Shares of a particular Class may be paid with such frequency as the Trustees may determine, which may be daily or otherwise, pursuant to a standing resolution or resolution adopted only once or with such frequency as the Trustees may determine, to the Shareholders of Shares in that Class, from such of the income and capital gains, accrued or realized, from the Trust Property allocable to that Class, as the Trustees may determine, after providing for actual and accrued liabilities. All dividends and distributions on Shares in a particular


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     Class shall be distributed pro rata to the Shareholders of Shares in that
     Class in proportion to the total outstanding Shares in that Class held by such Shareholders at the date and time of record established for the payment of such dividends or distribution, except to the extent otherwise required or permitted by the preferences and special or relative rights and privileges of any Class. Such dividends and distributions may be made in cash or Shares of that Class or a combination thereof as determined by the Trustees or pursuant to any program that the Trustees may have in effect at the time for the election by each Shareholder of the mode of the making of such dividend or distribution to that Holder.

          (2) Equality. Except as provided herein or in the resolution designating and establishing any Class, all the Shares shall represent an equal proportionate interest in the assets of the Trust, and each Share shall be equal to each other Share (subject to such rights and preferences as may have been established and designated with respect to any Classes). The relative rights and preferences of the Classes may differ in such other respects as the Trustees may determine to be appropriate in their sole discretion.

          (3) Fractions. Any fractional Share of a Class shall carry proportionately all the rights and obligations of a whole Share of that Class, including rights and obligations with respect to voting, receipt of dividends and distributions, redemption of Shares and termination of the Trust.

          (4) No Appraisal Rights. Shareholders shall have no right to demand payment for their Shares or to any other rights of dissenting Shareholders in the event the Trust participates in any transaction which would give rise to appraisal or dissenters' rights by a stockholder of a corporation organized under the General Corporation Law of Delaware, or otherwise.

     Section 8. Indemnification of Shareholders. If any Shareholder or former Shareholder shall be exposed to liability by reason of a claim or demand relating to such Person being or having been a Shareholder, and not because of such Person's acts or omissions, the Shareholder or former Shareholder (or such Person's heirs, executors, administrators, or other legal representatives or in the case of a corporation or other entity, its corporate or other general successor) shall be entitled to be held harmless from and indemnified out of the assets of the Trust against all loss and expense arising from such claim or demand.

                                  ARTICLE IV

                             The Board of Trustees

     Section 1. Number, Election and Tenure. The number of Trustees shall initially be four, who shall be Bruce L. Cleland, Douglas W. Brinkley, Russell
A. Fleming and Robert G. Merrick. Thereafter, the number of Trustees shall at all times be at least one and no more than fifteen as determined, from time to time, by the Trustees pursuant to Section 3 of this Article IV. Each Trustee shall serve during the continued lifetime of the Trust or, if sooner, until he or she dies, resigns, retires, or until he or she is removed as herein provided. Any Trustee may resign at any time by written instrument signed by the Trustee and delivered to the Chairman or any


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officer of the Trust or to a meeting of the Trustees. Such resignation shall be effective upon receipt unless specified to be effective at some other time. Any Trustee may be removed at any meeting of Shareholders by the affirmative vote of the majority of the outstanding Shares of the Trust, or by the Trustees as set forth in Section 3 of this Article IV, with or without cause. Except to the extent expressly provided in a written agreement with the Trust, no Trustee resigning and no Trustee removed shall have any right to any compensation for any period following the effective date of his or her resignation or removal, or any right to damages on account of such removal.

     If there is more than one Trustee, in the event that less than the two-thirds of the Trustees holding office have been elected by the Shareholders, to the extent required by the 1940 Act, but only to such extent, the Trustees then in office shall call a Shareholders' meeting for the election of Trustees. Any Shareholder meeting held for such purpose shall be held on a date fixed by the Trustees and the Trustees shall be elected by Shareholders owning of record a plurality of Shares voting at any such meeting.

     Section 2. Effect of Death, Resignation, etc. of a Trustee. The death, declination to serve, resignation, retirement, removal, or incapacity of one or more Trustees, or all of them, shall not operate to dissolve or terminate the Trust or to revoke any existing agency created pursuant to the terms of this Declaration of Trust. Whenever there shall be fewer than the designated number of Trustees, until additional Trustees are elected or appointed as provided herein to bring the total number of Trustees equal to the designated number, the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by this Declaration of Trust. As conclusive evidence of such vacancy, a written instrument certifying the existence of such vacancy may be executed by an officer of the Trust or by a majority of the Trustees. In the event of the death, declination, resignation, retirement, removal, or incapacity of all the then Trustees within a short period of time and without the opportunity for at least one Trustee being able to appoint additional Trustees to replace those no longer serving, the Trust's Investment Adviser(s) are empowered to appoint new Trustees subject to the provisions of Section 16(a) of the 1940 Act.

     Section 3. Powers. Subject to the provisions of this Declaration of Trust, the business of the Trust shall be under the exclusive and absolute control of the Trustees and shall be managed by the Trustees (but with such powers of delegation as may be permitted by this Declaration of Trust, the Bylaws and the Delaware Act), and the Trustees shall have all powers necessary or convenient to carry out that responsibility including the power to engage in securities transactions of all kinds on behalf of the Trust. Without limiting the foregoing, the Trustees may: adopt Bylaws not inconsistent with this Declaration of Trust providing for the regulation and management of the affairs of the Trust and may amend and repeal them to the extent that such Bylaws do not reserve that right to the Shareholders; enlarge or reduce their number; remove any Trustee with or without cause at any time by written instrument signed by at least two-thirds of the number of Trustees prior to such removal, specifying the date when such removal shall become effective, and fill vacancies caused by enlargement of their number or by the death, resignation or removal of a Trustee; elect and remove, with or without cause, such officers and appoint and terminate such agents as they consider appropriate; appoint from their own number and establish and terminate one or more committees consisting of one or more Trustees which may exercise the powers and authority of the Board of Trustees to the extent that


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the Trustees determine; employ one or more custodians of the assets of the
Trust and authorize such custodians to employ subcustodians and to deposit all or any part of such assets in a system or systems for the central handling of securities or with a Federal Reserve Bank; retain a transfer agent or a shareholder servicing agent, or both; provide for the issuance and distribution of Shares by the Trust directly or through one or more principal underwriters or otherwise; redeem, repurchase and transfer Shares pursuant to applicable law; set record dates for the determination of Shareholders with respect to various matters; declare and pay dividends and distributions to Shareholders; and in general delegate such authority as they consider desirable to any officer of the Trust, to any committee of the Trustees and to any agent or employee of the Trust or to any such custodian, transfer or Shareholder servicing agent, or principal underwriter. Any determination as to what is in the interests of the Trust made by the Trustees in good faith shall be conclusive. In construing the provisions of this Declaration of Trust, the presumption shall be in favor of a grant of power to the Trustees.

     Without limiting the foregoing, the Trustees shall have the power and authority to cause the Trust (or to act on behalf of the Trust):

          (1) To invest and reinvest cash, to hold cash uninvested, and to subscribe for, invest in, reinvest in, purchase or otherwise acquire, own, hold, pledge, sell, assign, transfer, exchange, distribute, write options on, lend or otherwise deal in or dispose of contracts for the future acquisition or delivery of fixed income or other securities, and securities of every nature and kind, including all types of bonds, debentures, stocks, negotiable or non-negotiable instruments, obligations, evidences of indebtedness, certificates of deposit or indebtedness, commercial paper, repurchase agreements, bankers' acceptances, and other securities and financial instruments of any kind, issued, created, guaranteed, or sponsored by any and all Persons, including states, territories, and possessions of the United States and the District of Columbia and any political subdivision, agency, or instrumentality thereof, any foreign government or any political subdivision of the U.S. Government or any foreign government, or any international instrumentality, or by any bank or savings institution, or by any corporation or organization organized under the laws of the United States or of any state, territory, or possession thereof, or by any corporation or organization organized under any foreign law, or in "when issued" contracts for any such securities, to change the investments of the assets of the Trust; and to exercise any and all rights, powers, and privileges of ownership or interest and to fulfill any and all obligations in respect of any and all such investments of every kind and description, including the right to consent and otherwise act with respect thereto, with power to designate one or more Persons, to exercise any of said rights, powers, and privileges in respect of any of said instruments;

          (2) To purchase, sell and hold currencies and enter into contracts for the future purchase or sale of currencies, including but not limited to forward foreign currency exchange contracts;

          (3) To sell, exchange, lend, pledge, mortgage, hypothecate, lease, or write options (including, options on futures and forward contracts) with respect to or otherwise deal in any property rights relating to any or all of the assets of the Trust;

          (4) To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property; and to execute and deliver proxies or powers of attorney to such Person or Persons as the Trustees shall deem proper, granting to such Person or Persons such power and discretion with relation to securities or property as the Trustees shall deem proper;

          (5) To exercise powers and right of subscription or otherwise which in any manner arise out of ownership of securities;

          (6) To hold any security or property in a form not indicating any trust, whether in bearer, unregistered or other negotiable form, or in its own name or in the name of a custodian or subcustodian or a nominee or nominees or otherwise;

          (7) To consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or issuer of any security which is held in the Trust; to consent to any contract, lease, mortgage, purchase or sale of property by such corporation or issuer; and to pay calls or subscriptions with respect to any security held in the Trust;

          (8) To join with other security holders in acting through a committee, depository, voting trustee or otherwise, and in that connection to deposit any security with, or transfer any security to, any such committee, depository or trustee, and to delegate to them such power and authority with relation to any security (whether or not so deposited or transferred) as the Trustees shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depository or trustee as the Trustees shall deem proper;

          (9) To compromise, arbitrate or otherwise adjust claims in favor of or against the Trust or any matter in controversy, including, but not limited to, claims for taxes;

          (10) To enter into joint ventures, general or limited partnerships and any other combinations or associations;

          (11) To borrow funds or other property in the name of the Trust exclusively for Trust purposes and in connection therewith issue notes or other evidence of indebtedness; and to mortgage and pledge the Trust Property or any part thereof to secure any or all of such indebtedness;

          (12) To endorse or guarantee the payment of any notes or other obligations of any Person; to make contracts of guaranty or suretyship, or otherwise assume liability for payment thereof; and to mortgage and pledge the Trust Property or any part thereof to secure any of or all of such obligations;

          (13) To purchase and pay for entirely out of Trust Property such insurance as the Trustees may deem necessary or appropriate for the conduct of the business, including insurance policies insuring the assets of the Trust or payment of distributions and principal on its portfolio investments, and insurance policies insuring the Shareholders, the Trustees, officers, employees, agents, investment advisers, principal underwriters, or independent contractors of the Trust, individually against all claims and liabilities of every nature arising by reason of holding Shares, holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such Person as Trustee, officer, employee, agent, investment adviser, principal underwriter, or independent contractor, including any action taken or omitted that may be determined to constitute negligence, whether or not the Trust would have the power to indemnify such Person against liability;

          (14) To adopt, establish and carry out pension, profit-sharing, share bonus, share purchase, savings, thrift and other retirement, incentive and benefit plans and trusts, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Trust;

          (15) To operate as and carry out the business of an investment company, and exercise all the powers necessary or appropriate to the conduct of such operations;

          (16) To enter into contracts of any kind and description;

          (17) To employ one or more banks, trust companies or companies that are members of a national securities exchange or such other entities as the Commission may permit as custodians of any assets of the Trust subject to any conditions set forth in this Declaration of Trust or in the Bylaws;

          (18) To interpret the investment policies, practices or limitations of the Trust or any Class established from time to time;

          (19) To invest part or all of the Trust Property, or to dispose of part or all of the Trust Property and invest the proceeds of such disposition, in securities issued by one or more other investment companies registered under the 1940 Act (including investment by means of transfer of part or all of the Trust Property in exchange for an interest or interests in such one or more investment companies) all without any requirement of approval by Shareholders unless required by the 1940 Act. Any such other investment company may (but need not) be a trust (formed under the laws of the State of Delaware or of any other state) which is classified as a partnership for federal income tax purposes;

          (20) To establish one or more committees, to delegate any powers of the Trustees to such committees and to adopt a committee charter providing for such responsibilities, membership (including Trustees, officers or other agents of the Trust therein) and other characteristics of such committees as the Trustees may deem proper. Notwithstanding the provisions of this Article IV, and in addition to such provisions or any other provision of this Declaration of Trust or of the Bylaws, the Trustees may by resolution appoint a committee consisting of fewer than the whole number of the Trustees then in office, which committee may be empowered to act for and bind the Trustees and the Trust, as if the acts of such committee were the acts of all the Trustees then in office, with respect to any matter including the institution, prosecution, dismissal, settlement, review or investigation of any action, suit or proceeding that may be pending or threatened to be brought before any court, administrative agency or other adjudicatory body;

          (21) To provide for separate classes, groups or series of Trustees with respect to any Class thereof or any Trust property having such relative rights, powers and duties as the Trustees may determine; and

          (22) Subject to the 1940 Act, to engage in any other lawful act or activity in which a statutory trust organized under the Delaware Act may engage.

     The Trust shall not be limited to investing in obligations maturing before the possible termination of the Trust. The Trust shall not in any way be bound or limited by any present or future law or custom in regard to investment by fiduciaries. The Trust shall not be required to obtain any court order to deal with any assets of the Trust or take any other action hereunder.

     Section 4. Chairman of the Board of Trustees. A Chairman of the Board of Trustees shall be elected by the Board of Trustees from among the Trustees of the Trust who are not Interested Persons of the Trust ("Independent Trustees"). The Chairman of the Board of Trustees shall preside over the meetings of the Board of Trustees, shall set the agendas for the Board of Trustees meetings, and shall have substantially the same responsibilities as would a typical chairman of a board of directors of a corporation. The Board of Trustees may elect Co-Chairmen of the Board of Trustees, provided each is an Independent Trustee of the Trust. In the absence of the Chairman of the Board of Trustees, another Independent Trustee shall be designated by the Board of Trustees to preside over the meeting of the Board of Trustees, to set the agenda for the meeting and to perform the other responsibilities of the Chairman of the Board of Trustees in his or her absence. The Chairman of the Board of Trustees shall not be an officer of the Trust.

     Section 5. Payment of Expenses by the Trust. The Trustees are authorized to pay or cause to be paid out of the principal or income of the Trust, or partly out of the principal and partly out of income, as they deem fair, all expenses, fees, charges, taxes and liabilities incurred or arising in connection with the Trust, or in connection with the management thereof, including, but not limited to, the Trustees' compensation and such expenses and charges for the services of the Trust's officers, employees, Investment Adviser, principal underwriter, auditors, counsel, custodian, transfer agent, shareholder servicing agent, and such other agents or independent contractors and such other expenses and charges as the Trustees may deem necessary or proper to incur.

     Section 6. Payment of Expenses by Shareholders. The Trustees shall have the power, as frequently as they may determine, to cause each Shareholder to pay directly, in advance or arrears, for charges of the Trust's custodian or transfer agent, Shareholder servicing or similar agent, an amount fixed from time to time by the Trustees, by setting off such charges due from such Shareholder from declared but unpaid dividends owed such Shareholder and/or by reducing the number of Shares in the account of such Shareholder by that number of full and/or fractional Shares which represents the outstanding amount of such charges due from such Shareholder.

     Section 7. Ownership of Assets of the Trust. Title to all of the assets of the Trust shall at all times be considered as vested in the Trust, except that the Trustees shall have power to cause legal title to any Trust Property to be held by or in the name of one or more of the Trustees, or in the name of any other Person as nominee, on such terms as the Trustees may determine, provided that any such Person hold such legal title on behalf of the Trust. The right, title and interest of the Trustees in the Trust Property shall vest automatically in each Person who may hereafter become a Trustee. Upon the resignation, removal or death of a Trustee, he or she shall automatically cease to have any right, title or interest in any of the Trust Property, and the right, title and interest of such Trustee in the Trust Property shall vest automatically in the remaining Trustees. Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered.

     Section 8. Service Contracts.

          (1) Subject to such requirements and restrictions as may be set forth under federal law and in the Bylaws, including the requirements of
     Section 15 of the 1940 Act, the Trustees may, at any time and from time to time, contract for exclusive or nonexclusive advisory, management and/or administrative services for the Trust with any corporation, trust, association or other organization; and any such contract may contain such other terms as the Trustees may determine, including authority for the Investment Adviser or Administrator to delegate certain or all of its duties under such contracts to qualified investment advisers and administrators and to determine from time to time without prior consultation with the Trustees what investments shall be purchased, held, sold or exchanged and what portion, if any, of the assets of the Trust shall be held uninvested and to make changes in the Trust's investments, or such other activities as may specifically be delegated to such party.

          (2) The Trustees may also, at any time and from time to time, contract with any corporation, trust, association or other organization, appointing it exclusive or nonexclusive distributor or principal underwriter for the Shares of the Trust or other securities to be issued by the Trust. Every such contract shall comply with such requirements and restrictions as may be set forth under federal law and in the Bylaws, including the requirements of Section 15 of the 1940 Act, and any such contract may contain such other terms as the Trustees may determine.

          (3) The Trustees are also empowered, at any time and from time to time, to contract with any corporations, trusts, associations or other organizations, appointing it or them the custodian, transfer agent and/or Shareholder servicing agent for the Trust. Every such contract shall comply with such requirements and restrictions as may be set forth under federal law and in the Bylaws or stipulated by resolution of the Trustees.

          (4) Subject to applicable federal law, including the 1940 Act, the Trustees are further empowered, at any time and from time to time, to contract with any entity to provide such other services to the Trust as the Trustees determine to be in the best interests of the Trust.

          (5) The fact that: (a) any of the Shareholders, Trustees, or officers of the Trust is a shareholder, director, officer, partner, trustee, employee, manager, adviser, principal underwriter, distributor, or affiliate or agent of or for any corporation, trust, association, or other organization, or for any parent or affiliate of any organization with which an advisory, management or administration contract, or principal underwriter's or distributor's contract, or transfer, shareholder servicing or other type of service contract may have been or may hereafter be made, or that any such organization, or any parent or affiliate thereof, is a Shareholder or has an interest in the Trust, or
     (b) any corporation, trust, association or other organization with which an advisory, management or administration contract or principal underwriter's or distributor's contract, or transfer, shareholder servicing or other type of service contract may have been or may hereafter be made also has an advisory, management or administration contract, or principal underwriter's or distributor's contract, or transfer, shareholder servicing or other service contract with one or more other corporations, trusts, associations, or other organizations, or has other business or interests, shall not affect the validity of any such contract or disqualify any Shareholder, Trustee or officer of the Trust from voting upon or executing the same, or create any liability or accountability to the Trust or its Shareholders, provided approval of each such contract is made pursuant to the requirements of the 1940 Act.

     Section 9. Trustees and Officers as Shareholders. Any Trustee, officer or agent of the Trust may acquire, own and dispose of Shares to the same extent as if he were not a Trustee, officer or agent; and the Trustees may issue and sell and cause to be issued and sold Shares to, and redeem such Shares from, any such Person or any firm or company in which such Person is interested, subject only to the general limitations contained herein, in the Bylaws, or in the Registration Statement relating to the sale and repurchase of such Shares.

     Section 10. Action by Trustees. Unless otherwise specified herein or in the Bylaws or required by law, any action by the Trustees shall be deemed effective if approved or taken by a majority of the Trustees present at a meeting of Trustees at which a quorum (as defined in the Bylaws as the same may be amended from time to time) of Trustees are present, within or without the State of Delaware.

     Section 11. Litigation. The Trustees shall have the power to engage in and to prosecute, defend, compromise, abandon, or adjust, by arbitration or otherwise, any actions, suits, proceedings, disputes, claims, and demands relating to the Trust or the Trust Property, and, out of the Trust Property, to pay or to satisfy any debts, claims or expenses incurred in connection therewith, including those of litigation, and such power shall include without limitation the power of the Trustees or any appropriate committee thereof, in the exercise of their or its good faith business judgment, consenting to dismiss any action, suit, proceeding, dispute, claim or demand, brought by any Person, including, to the extent permitted by applicable law, a Shareholder in such Shareholder's own name or in the name of the Trust, whether or not the Trust, or any of the Trustees may be named individually therein or the subject matter arises by reason of business for or on behalf of the Trust.

     Section 12. Tax Matters.

          (1) The Trustees shall have the exclusive power, authority and responsibility with respect to the Trust regarding; (i) preparation and filing of tax returns; (ii) providing reports to the Shareholders regarding tax information necessary to the filing of their respective tax returns; (iii) making any and all available elections with respect to the tax treatment of the Trust and its investments; (iv) representing the Trust before the Internal Revenue Service and/or any state taxing authority and exercising the powers and authorities of a tax matters partner under the Code with respect to the Trust's tax returns; (v) exercising such responsibility as may be imposed by law with respect to withholding from a Shareholder's share of income or distributions; (vi) providing to the accountants of the Trust such instructions regarding allocations of realized income, gains and losses as may be necessary or appropriate to assure compliance by the Trust with applicable provisions of the Code and Treasury Regulations; and (vii) any and all other tax matters.

          (2) The Trustees intend to operate the Trust as a partnership and not as an association or a "publicly traded" entity taxable as a corporation for U.S. federal income tax purposes.

                                  ARTICLE V

                   Shareholders' Voting Powers and Meetings

     Section 1. Voting Powers, Meetings, Notice and Record Dates. The Shareholders shall have power to vote only (i) for the election or removal of Trustees as and to the extent provided in Article IV, Section 1, and (ii) with respect to such additional matters relating to the Trust as may be required by the 1940 Act, Section 5 of Article IX of this Declaration of Trust, the Bylaws or as the Trustees may consider necessary or desirable. As determined by the Trustees without the vote or consent of Shareholders (except as required by the 1940 Act), on any matter submitted to a vote of Shareholders, either (i) each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote or (ii) each dollar of net asset value (number of Shares owned times net asset value per share of the Trust) shall be entitled to one vote on any matter on which such Shares are entitled to vote and each fractional dollar amount shall be entitled to a proportionate fractional vote. Without limiting the power of the Trustees in any way to designate otherwise in accordance with the preceding sentence, the Trustees hereby establish that each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote. Notwithstanding any other provision of this Declaration of Trust, on any matter submitted to a vote of the Shareholders, all Shares of the Trust then entitled to vote shall be voted in aggregate, except when the matter involves any action that the Trustees have determined will affect only the interests of one or more Classes, then only the Shareholders of such Class or Classes shall be entitled to vote thereon. There shall be no cumulative voting in the election of Trustees. Shares may be voted in person or by proxy. A proxy may be given in writing. The Bylaws may provide that proxies may also, or may instead, be given by any electronic or telecommunications device or in any other manner. Notwithstanding anything else contained herein or in the Bylaws, and to the fullest extent permitted by applicable law, in the event a proposal by anyone other than the officers or the Trustees of the Trust is submitted to a vote of the Shareholders of the Trust or any one or more Classes thereof, or in the event of any proxy contest or proxy solicitation or proposal in opposition to any proposal by the officers or the Trustees of the Trust, then, solely with respect to such proposal, proxy contest or proxy solicitation, Shares may be voted only in person or by written proxy at a meeting. Until Shares are issued, the Trustees may exercise all rights of Shareholders and may take any action required by law, this Declaration of Trust or the Bylaws to be taken by the Shareholders. Meetings of the Shareholders shall be called and notice thereof and record dates therefore shall be given and set as provided in the Bylaws.

     Section 2. Quorum and Required Vote. Except when a larger quorum is required by federal law, including the 1940 Act, by the Bylaws or by this Declaration of Trust, the holders of Shares entitled to cast one-third of the votes, present in person or by proxy, shall constitute a quorum at a Shareholders' meeting. When any one or more Class is to vote as a single class separate from any other Shares, the holders of Shares of each such Class entitled to cast one-third of the votes, present in person or by proxy, shall constitute a quorum at a Shareholders' meeting of that Class. Except when a larger vote is required by any provision of this Declaration of Trust or the Bylaws or by federal law, including the 1940 Act, when a quorum is present at any meeting, a plurality of the Shares voted shall elect a Trustee and a majority of the Shares voted shall decide any other matters, provided that where any provision of federal law, including the 1940 Act, or of this Declaration of Trust requires or permits the holders of any Class to vote as a Class, then a majority of the Shares of that Class voted on the matter (or a plurality with respect to the election of a Trustee) shall decide that matter insofar as that Class is concerned.

     Section 3. Record Dates. For the purpose of determining the Shareholders of the Trust, or any Class, who are entitled to receive payment of any dividend or of any other distribution, the Trustees may from time to time fix a date, which shall be before the date for the payment of such dividend or such other payment, as the record date for determining the Shareholders of such Class having the right to receive such dividend or distribution. Without fixing a record date, the Trustees may for distribution purposes close the register or transfer books for the Trust, or any one or more Classes, at any time prior to the payment of a distribution. Nothing in this Section shall be construed as precluding the Trustees from setting different record dates for different Classes.

     Section 4. Additional Provisions. The Bylaws may include further provisions for Shareholders' votes and meetings and related matters.

                                  ARTICLE VI

             Valuation; Distributions; Repurchases and Redemptions

     Section 1. Determination of Net Asset Value. The Trustees, in their absolute discretion, may prescribe such basis and time for determining the net asset value of the Shares of the Trust, or any Class, or net income attributable to the Shares of the Trust, or any Class, as they may deem necessary or desirable. The net asset value of the Trust at any date shall be determined by the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

     Section 2. Dividends and Distributions. The Trustees, in their absolute discretion, may prescribe such basis and time for determining the declaration and payment of dividends and distributions on the Shares of the Trust or any Class.

     Section 3. Repurchases and Redemptions.

          (1) No Shareholder will have the right to require the Trust to redeem its Shares. The Trust intends to conduct repurchase offers at such times and pursuant to such procedures as determined by the Trustees from time to time, subject to the requirements of the 1940 Act. The repurchase price shall be equal to the net asset value of the Shares, less applicable fees permitted under applicable law.

          (2) The repurchase price may in any case or cases be paid wholly or partly in kind if the Trustees determine that such payment is advisable in the interest of the remaining Shareholders of the Trust, or any Class for which the Shares are being redeemed. Subject to the foregoing, the fair value, selection and quantity of securities or other property so paid or delivered as all or part of the repurchase price shall be determined by or under the authority of the Trustees. In no case shall the Trust be liable for any delay of any corporation or other Person in transferring securities selected for delivery as all or part of any payment in kind.

          (3) The Trustees may require any Shareholder or any group of Shareholders (including some or all of the Shareholders of any Class) to redeem Shares for any reason under terms set by the Trustees, including, but not limited to, (i) the failure of a Shareholder to supply a tax identification number if required to do so or any other identifying information as required by applicable law, (ii) the failure of a Shareholder to have the minimum investment required, or (iii) the failure of a Shareholder to pay when due the purchase price of Shares issued to him. Any such redemption shall be effected at net asset value on the date determined by the Trustees and, unless extraordinary circumstances exist, payment for said Shares shall be made by the Trust to the Shareholder within seven (7) days after the date on which the Trust notifies such Shareholder of its intention to repurchase the Shares.

          (4) The Trustees may suspend the determination of net asset value and limit or suspend the payment of redemption proceeds under certain circumstances, including the closure or suspension of trading on any relevant exchange, a breakdown in the means normally employed to value assets or during any emergency which makes it impracticable for the Trust to dispose of its investments. In the case of such suspension or postponement of a redemption described in this Section 3(4) of Article VI, the Trust shall redeem the Shares based on the net asset value per share next determined, less applicable fees.

          (5) The holders of Shares shall upon demand disclose to the Trustees in writing such information with respect to direct and indirect ownership of Shares as the Trustees deem necessary to comply with the provisions of the Code (or any successor statute thereto), or to comply with the requirements of any other taxing authority.

                                 ARTICLE VII

                       Allocation of Profits and Losses

     Section 1. Capital Accounts. A capital account shall be established and maintained for each Shareholder. The initial balance of each Shareholder's capital account shall be the amount initially contributed to that account, and shall be appropriately adjusted to reflect allocations of net profits, net losses and distributions of cash or other property, whether through redemption, repurchase or otherwise.

     Section 2. Allocations; Valuation Dates. As of the close of business on the last day of each month, the following determinations and allocations shall be made: (i) any increase or decrease in the net assets (prior to the accrual of all fees and other charges) of the Trust shall be determined; (ii) any remaining increase or decrease in the net assets as compared to the last such determination of net assets shall be credited or charged to the capital accounts of each Shareholder in the ratio that the balance of each account bears to the balance of all accounts; and (iii) the amount of any distribution to a Shareholder and any amount paid to a Shareholder on redemption or repurchase of Shares shall be charged to such Shareholder's capital account.

     Section 3. Investment Percentage. A Shareholder's investment percentage shall be determined as of the start of each month by dividing the value of the Shareholder's capital account as of the beginning of the month by the sum of the capital accounts of all of the Shareholders as of the beginning of such month.

     Section 4. Allocation of Profit and Loss for Federal Income Tax Purposes.

          (1) The Trust's net capital appreciation or net capital depreciation for each fiscal period is allocated among the Shareholders and to their capital accounts without regard to the amount of income or loss recognized by the Trust for U.S. federal income tax purposes. Items of income, deduction, gain, loss or credit recognized by the Trust for each taxable year generally are to be allocated for U.S. federal income tax purposes among the Shareholders pursuant to the Regulations, based upon amounts of the Trust's net capital appreciation or net capital depreciation allocated to each Shareholder's capital account for the current and prior fiscal years (or selected portions thereof).

          (2) The Trust may allocate specially an amount of the Trust's capital gain or loss (including short-term capital gain or loss) and ordinary income or loss for U.S.

     federal income tax purposes to a withdrawing Shareholder to the extent that the Shareholder's U.S. federal income tax basis in the Shares exceeds his, her or its capital account. No assurance can be given that, if the Trust makes such a special allocation, the IRS will accept the allocation. If the allocation were successfully challenged by the IRS, the amount of income or loss allocated to particular Shareholders for U.S. federal income tax purposes may be increased or reduced or the character of such income or loss may be modified.

          (3) Allocations of gain, income or loss for U.S. federal income tax purposes may be adjusted at any time by the Trust to the extent the Trust determines in good faith that such adjustments (i) would more equitably reflect the economic allocations or (ii) would otherwise be in the overall best interests of the Shareholders.

                                 ARTICLE VIII
             Compensation and Limitation of Liability of Trustees

     Section 1. Compensation. The Trustees as such shall be entitled to reasonable compensation from the Trust, and the Trustees may fix the amount of such compensation. Nothing herein shall in any way prevent the employment of any Trustee for advisory, management, legal, accounting, investment banking or other services and payment for the same by the Trust.

     Section 2. No Personal Liability of Trustees, etc.

          (1) Trustees. The Trustees shall be entitled to the protection against personal liability for the obligations of the Trust under Section 3803(b) of the Delaware Act. No Trustee shall be liable to the Trust, its Shareholders, or to any Trustee, officer, employee, or agent thereof for any action or failure to act (including, without limitation, the failure to compel in any way any former or acting Trustee to redress any breach of trust) except for his own bad faith, willful misfeasance, gross negligence or reckless disregard of his duties. The Trustees shall not be responsible or liable in any event for any neglect or wrongdoing of any officer, agent, employee, manager, adviser, sub-adviser or principal underwriter of the Trust.

          (2) Officers, Employees or Agents of the Trust. The officers, employees and agents of the Trust shall be entitled to the protection against personal liability for the obligations of the Trust under Section 3803(c) of the Delaware Act. No officer, employee or agent of the Trust shall be liable to the Trust, its Shareholders, or to any Trustee, officer, employee, or agent thereof for any action or failure to act (including, without limitation, the failure to compel in any way any former or acting Trustee to redress any breach of trust) except for his own bad faith, willful misfeasance, gross negligence or reckless disregard of his duties.

          (3) Fiduciary Duty.

          (i) To the extent that, at law or in equity, a Trustee has duties (including fiduciary duties) and liabilities relating thereto to the Trust, the Shareholders or to any other Person, a Trustee acting under this Declaration of Trust shall not be liable to the

     Trust, the Shareholders or to any other Person for its good faith reliance on the provisions of this Declaration of Trust. The provisions of this Declaration of Trust, to the extent that they restrict the duties and liabilities of the Trustees otherwise existing at law or in equity, are agreed by the parties hereto to replace such other duties and liabilities of such Trustees.

          (ii) Unless otherwise expressly provided herein: (a) whenever a conflict of interest exists or arises between any Trustee or any of its Affiliates, on the one hand, and the Trust or any Shareholders or any other Person, on the other hand, or (b) whenever this Declaration of Trust or any other agreement contemplated herein or therein provides that the Trustees shall act in a manner that is, or provides terms that are, fair and reasonable to the Trust, any Shareholders or any other Person, the Trustees shall resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Trustees, the resolution, action or terms so made, taken or provided by the Trustees shall not constitute a breach of this Declaration of Trust or any other agreement contemplated herein or of any duty or obligation of the Trustees at law or in equity or otherwise.

          (iii) Notwithstanding any other provision of this Declaration of Trust or any applicable law, whenever in this Declaration of Trust the Trustees are permitted or required to make a decision (a) in their "discretion" or under a grant of similar authority, the Trustees shall be entitled to consider such interests and factors as they desire, including their own interests, and, to the fullest extent permitted by applicable law, shall have no duty or obligation to give any consideration to any interest of or factors affecting the Trust, the Shareholders or any other Person, or (b) in its "good faith" or under another express standard, the Trustees shall act under such express standard and shall not be subject to any other or different standard.

          (iv) Any Trustee and any Affiliate of any Trustee may engage in or possess an interest in other profit-seeking or business ventures of any nature or description, independently or with others, whether or not such ventures are competitive with the Trust and the doctrine of corporate opportunity, or any analogous doctrine, shall not apply to any Trustee. No Trustee who acquires knowledge of a potential transaction, agreement, arrangement or other matter that may be an opportunity for the Trust shall have any duty to communicate or offer such opportunity to the Trust, and such Trustee shall not be liable to the Trust or to the Shareholders for breach of any fiduciary or other duty by reason of the fact that such Trustee pursues or acquires for, or directs such opportunity to another Person or does not communicate such opportunity or information to the Trust. Neither the Trust nor any Shareholders shall have any rights or obligations by virtue of this Declaration of Trust or the trust relationship created hereby in or to such independent ventures or the income or profits or losses derived therefrom, and the pursuit of such ventures, even if competitive with the activities of the Trust, shall not be deemed wrongful or improper. Any Trustee may engage or be interested in any financial or other transaction with the Trust, the Shareholders or any Affiliate of the Trust or the Shareholders.

          (4) No Protection Against Certain 1940 Act Liabilities. Nothing contained in this Article VIII shall protect any Trustee or officer of the Trust from any liability to the Trust or its Shareholders to which he would otherwise be subject by reason of his own bad faith, willful misfeasance, gross negligence or reckless disregard of the duties involved in the conduct of his office.

     Section 3. Indemnification. The Trust shall indemnify each Person who is, or has been, a Trustee, officer, employee or agent of the Trust and any Person who is serving or has served at the Trust's request as a director, officer, trustee, employee or agent of another organization in which the Trust has any interest as a shareholder, creditor or otherwise to the extent and in the manner provided in the Bylaws. The Trust shall indemnify each of its Trustees, officers, employees, and agents (including persons who serve at its request as directors, officers or trustees of another organization in which it has any interest, as a shareholder, creditor or otherwise) against all liabilities and expenses (including amounts paid in satisfaction of judgments, in compromise, as fines and penalties, and as counsel fees) reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he may be involved or with which he may be threatened, while in office or thereafter, by reason of his being or having been such a Trustee, officer, employee or agent, except with respect to any matter as to which he shall have been adjudicated to have acted in bad faith, willful misfeasance, gross negligence or reckless disregard of his duties; provided, however, that as to any matter disposed of by a compromise payment by such Person, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless there has been a determination that such Person did not engage in bad faith, willful misfeasance, gross negligence or reckless disregard of the duties involved in the conduct of his office by the court or other body approving the settlement or other disposition or, in the absence of a judicial determination, by a reasonable determination, based upon a review of readily available facts (as opposed to a full trial-type inquiry), that he did not engage in such conduct, which determination shall be made by a majority of a quorum of Trustees who are neither Interested Persons of the Trust nor parties to the action, suit or proceeding, or by written opinion from independent legal counsel approved by the Trustees. The rights accruing to any Person under these provisions shall not exclude any other right to which he may be lawfully entitled; provided that no Person may satisfy any right of indemnity or reimbursement granted herein or to which he may be otherwise entitled except out of the Trust Property. The Trustees may make advance payments in connection with indemnification under this Section 3 of Article VIII; provided that any advance payment of expenses by the Trust to any Trustee, officer, employee or agent shall be made only upon the undertaking by such Trustee, officer, employee or agent to repay the advance unless it is ultimately determined that he is entitled to indemnification as above provided, and only if one of the following conditions is met:

          (1) the Trustee, officer, employee or agent to be indemnified provides a security for his undertaking; or

          (2) the Trust shall be insured against losses arising by reason of any lawful advances; or

          (3) there is a determination, based on a review of readily available facts, that there is reason to believe that the Trustee, officer, employee or agent to be indemnified ultimately will be entitled to indemnification, which determination shall be made by (a) a majority of a quorum of Trustees who are neither Interested Persons of the Trust nor parties to the Proceedings; or (b) an independent legal counsel in a written opinion.

     Section 4. No Bond Required of Trustees. No Trustee shall be obligated to give any bond or other security for the performance of any of his duties hereunder.

     Section 5. No Duty of Investigation; Notice in Trust Instruments, etc. No purchaser, lender, seller or other Person dealing with the Trustees or with any officer, employee or agent of the Trust shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Trustees or by said officer, employee or agent or be liable for the application of money or property paid, lent or delivered to or on the order of the Trustees or of said officer, employee or agent. Every contract, undertaking, instrument, certificate, interest or obligation or other security of the Trust, and every other act or thing whatsoever executed in connection with the Trust, shall be conclusively presumed to have been executed or done by the executors thereof only in their capacity as Trustees under this Declaration of Trust or in their capacity as officers, employees or agents of the Trust. Every written obligation, contract, instrument, certificate or other interest or undertaking of the Trust made or sold by the Trustees or by any officer, employee or agent of the Trust, in his capacity as such, may contain an appropriate recital to the effect that the Shareholders, Trustees, officers, employees and agents of the Trust shall not personally be bound by or liable thereunder, nor shall resort be had to their private property for the satisfaction of any obligation or claim thereunder, and appropriate references shall be made therein to the Declaration, and may contain any further recital that they may deem appropriate, but the omission of such recital shall not operate to impose personal liability on any of the Shareholders, Trustees, officers, employees or agents of the Trust.

     Section 6. Insurance. The Trustees may maintain insurance for the protection of the Trust Property, its Shareholders, Trustees, officers, employees and agents in such amount as the Trustees shall deem adequate to cover possible tort liability, and such other insurance as the Trustees in their sole judgment shall deem advisable.

     Section 7. Reliance on Experts, etc. Each Trustee, officer or employee of the Trust shall, in the performance of his duties, be fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the books of account or other records of the Trust, upon an opinion of counsel, or upon reports made to the Trust by any of its officers or employees or by any Investment Adviser, Administrator, accountant, appraiser or other expert or consultant selected with reasonable care by the Trustees, officers or employees of the Trust, regardless of whether such counsel or expert may also be a Trustee; provided that nothing in this Section shall be deemed to exonerate the Trustees from their duties of reasonable care, diligence and prudence or any other duties imposed by the 1940 Act. The Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Declaration of Trust, and shall be under no liability for any act or omission in accordance with such advice nor for failing to follow such advice.

     Section 8. Accounting. The Trustees shall not be required to file any inventory or accounting with any court or officer of any court, unless specifically ordered to do so on the application of the Trustees or on the application of the Shareholders of the Trust, or on the court's own motion.

                                  ARTICLE IX

                                 Miscellaneous

     Section 1. Registered Agent. The registered agent is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

     Section 2. Fiscal Year. The fiscal year of the Trust shall begin on January 1 of each year and end on the following December 31.

     Section 3. Dissolution and Termination of Trust or Classes.

          (1) Unless terminated as provided herein, the Trust shall continue without limitation of time. The Trust may be dissolved at any time by the Trustees by written notice to the Shareholders. Any Class of Shares may be terminated at any time by the Trustees by written notice to the Shareholders of such Class. Any action to dissolve the Trust shall be deemed also to be an action to dissolve each Class thereof.

          (2) Upon the requisite action by the Trustees to dissolve the Trust, after paying or otherwise providing for all charges, taxes, expenses and liabilities, whether due or accrued or anticipated, of the Trust as may be determined by the Trustees, the Trust shall in accordance with such procedures as the Trustees consider appropriate reduce the remaining assets of the Trust to distributable form in cash or Shares (if the Trust has not dissolved) or other securities, or any combination thereof, and distribute the proceeds to the Shareholders of the Trust, ratably according to the number of Shares of the Trust held by the several Shareholders on the date of distribution. Thereupon, the Trust shall terminate and the Trustees and the Trust shall be discharged of any and all further liabilities and duties relating thereto or arising therefrom, and the right, title and interest of all parties shall be canceled and discharged.

          (3) Following completion of winding up of the Trust's business, the Trustees shall cause a certificate of cancellation of the Trust's Certificate of Trust to be filed in accordance with the Delaware Act, which certificate of cancellation may be signed by any one Trustee. Upon termination of the Trust, the Trustees, subject to Section 3808 of the Delaware Act, shall be discharged of any and all further liabilities and duties relating thereto or arising therefrom, and the right, title and interest of all parties with respect to the Trust shall be canceled and discharged.

     Section 4. Reorganization and Sale of Assets.

          (1) Notwithstanding anything else herein, the Trustees may, without Shareholder approval, unless such approval is required by the 1940 Act,
     (i) cause the Trust to convert into or merge, reorganize or consolidate with or into one or more trusts, partnerships, limited liability companies, associations, corporations or other business entities (or a series of any of the foregoing to the extent permitted by law) (including trusts, partnerships, limited liability companies, associations, corporations or other business entities created by the Trustees to accomplish such conversion, merger or consolidation) so long as the surviving or resulting entity is a closed-end management investment company under the 1940 Act, or is a series thereof to the extent permitted by law, and that, in the case of any trust, partnership, limited liability company, association, corporation or other business entity created by the Trustees to accomplish such conversion, merger or consolidation, may succeed to or assume the Trust's registration under the 1940 Act and that, in any case, is formed, organized or existing under the laws of the United States or of a state, commonwealth, possession or colony of the United States, (ii) cause the Shares to be exchanged under or pursuant to any state or federal statute to the extent permitted by law, (iii) cause the Trust to incorporate under the laws of a state, commonwealth, possession or colony of the United States, (iv) sell or convey all or substantially all of the assets of the Trust to another trust, partnership, limited liability company, association, corporation or other business entity (or a series of any of the foregoing to the extent permitted by law) (including a trust, partnership, limited liability company, association, corporation or other business entity created by the Trustees to accomplish such sale and conveyance), organized under the laws of the United States or of any state, commonwealth, possession or colony of the United States so long as such trust, partnership, limited liability company, association, corporation or other business entity is a closed-end management investment company under the 1940 Act and, in the case of any trust, partnership, limited liability company, association, corporation or other business entity created by the Trustees to accomplish such sale and conveyance, may succeed to or assume the Trust's registration under the 1940 Act, for adequate consideration as determined by the Trustees which may include the assumption of all outstanding obligations, taxes and other liabilities, accrued or contingent of the Trust and which may include shares of beneficial interest, stock or other ownership interest of such trust, partnership, limited liability company, association, corporation or other business entity (or series thereof) or (v) at any time sell or convert into money all or any part of the assets of the Trust. Any agreement of merger, reorganization, consolidation, exchange or conversion or certificate of merger, certificate of conversion or other applicable certificate may be signed by a majority of the Trustees or an authorized officer of the Trust and facsimile signatures conveyed by electronic or telecommunication means shall be valid.

          (2) Pursuant to and in accordance with the provisions of Section 3815(f) of the Delaware Act, and notwithstanding anything to the contrary contained in this Declaration of Trust, an agreement of merger or consolidation approved by the Trustees in accordance with this Section 4 of Article IX may effect any amendment to the governing instrument of the Trust or effect the adoption of a new trust instrument of the Trust or change the name of the Trust if the Trust is the surviving or resulting trust in the merger or consolidation.

          (3) Notwithstanding anything else herein, the Trustees may, without Shareholder approval, unless such approval is required by the 1940 Act, create one or more statutory or business trusts to which all or any part of the assets, liabilities, profits or losses of the Trust may be transferred and may provide for the conversion of Shares in the Trust into beneficial interests in any such newly created trust or trusts.

          (4) Notwithstanding anything else herein, the Trustees may, without Shareholder approval, invest all or a portion of the Trust Property, or dispose of all or a portion of the Trust Property, and invest the proceeds of such disposition in interests issued by one or more other investment companies registered under the 1940 Act. Any such other investment company may (but need not) be a trust (formed under the laws of the State of Delaware or any other state or jurisdiction) (or subtrust thereof) which is classified as a partnership for federal income tax purposes.

     Section 5. Amendments. Except as specifically provided in this Section, the Trustees may, without Shareholder vote, restate, amend or otherwise supplement this Declaration of Trust. Shareholders shall have the right to vote (i) on any amendment that is required to be approved by Shareholders by the 1940 Act or by the Registration Statement and (ii) on any amendment submitted to them by the Trustees. Any amendment required or permitted to be submitted to the Shareholders that, as the Trustees determine, shall only affect the Shareholders of any one or more Classes shall be authorized by a vote of only the Shareholders of each Class affected and no vote of Shareholders of a Class not affected shall be required. Notwithstanding anything else herein, no amendment hereof shall limit the rights to insurance provided by Article VIII, Section 6 of this Declaration of Trust with respect to any acts or omissions of Persons covered thereby prior to such amendment nor shall any such amendment limit the rights to indemnification referenced in
Article VIII, Section 3 of this Declaration of Trust or as provided in the Bylaws with respect to any actions or omissions of Persons covered thereby prior to such amendment. The Trustees may, without Shareholder vote, restate, amend, or otherwise supplement the Bylaws and the Certificate of Trust as the Trustees deem necessary or desirable.

     Section 6. Filing of Copies, References, Headings, Rules of Construction. The original or a copy of this instrument and of each restatement, amendment and/or supplement hereto shall be kept at the office of the Trust where it may be inspected by any Shareholder. Anyone dealing with the Trust may rely on a certificate by an officer of the Trust as to whether or not any such restatements, amendments and/or supplements have been made and as to any matters in connection with the Trust hereunder; and, with the same effect as if it were the original, may rely on a copy certified by an officer of the Trust to be a copy of this instrument or of any such restatements, amendments and/or supplements. In this instrument and in any such restatements, amendments and/or supplements, references to this instrument, and all expressions such as "herein", "hereof" and "hereunder", shall be deemed to refer to this instrument as amended or affected by any such restatements, amendments and/or supplements. Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, construction or effect of this instrument. Whenever the singular number is used herein, the same shall include the plural; and the neuter, masculine and feminine genders shall include each other, as applicable. The terms "include," "includes" and "including" and any comparable terms shall be deemed to mean "including, without limitation."

     Section 7. Applicable Law.

          (1) The Trust is created under, and this Declaration of Trust is to be governed by, and construed and enforced in accordance with, the laws of the State of Delaware. The Trust shall be of the type commonly called a statutory trust, and without limiting the provisions hereof, the Trust specifically reserves the right to exercise any of the powers or privileges afforded to statutory trusts or actions that may be engaged in by statutory trusts under the Delaware Act, and the absence of a specific reference herein to any such power, privilege or action shall not imply that the Trust may not exercise such power or privilege or take such actions.

          (2) Notwithstanding the first sentence of Section 7(1) of this
     Article IX, there shall not be applicable to the Trust, the Trustees, the Shareholders or this Declaration of Trust, the provisions of Sections 3540 and 3561 of Title 12 of the Delaware Code or any provisions of the laws (statutory or common) of the State of Delaware (other than the Delaware Act) pertaining to trusts that relate to or regulate: (i) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges, (ii) affirmative requirements to post bonds for trustees, officers, agents or employees of a trust,
     (iii) the necessity for obtaining a court or other governmental approval concerning the acquisition, holding or disposition of real or personal property, (iv) fees or other sums applicable to trustees, officers, agents or employees of a trust, (v) the allocation of receipts and expenditures to income or principal, (vi) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding of trust assets, or (vii) the establishment of fiduciary or other standards or responsibilities or limitations on the acts or powers of trustees that are inconsistent with the limitations or liabilities or authorities and powers of the Trustees set forth or referenced in this Declaration of Trust.

     Section 8. Provisions in Conflict with Law or Regulations.

          (1) The provisions of the Declaration of Trust are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provision is in conflict with the 1940 Act, the regulated investment company provisions of the Code, the Delaware Act or with any other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of the Declaration of Trust; provided, however, that such determination shall not affect any of the remaining provisions of the Declaration of Trust or render invalid or improper any action taken or omitted prior to such determination.

          (2) If any provision of the Declaration of Trust shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of the Declaration of Trust in any jurisdiction.

     Section 9. Statutory Trust Only. It is the intention of the Trustees to create a statutory trust pursuant to the Delaware Act. It is not the intention of the Trustees to create a general partnership, limited partnership, joint stock association, corporation, bailment, or any form of legal relationship other than a statutory trust pursuant to the Delaware Act, except inasmuch as the Trust is to be a partnership for tax purposes. Nothing in this Declaration of Trust shall be construed to make the Shareholders, either by themselves or with the Trustees, partners or members of a joint stock association, except inasmuch as the Trust is to be a partnership for tax purposes.

     Section 10. Derivative Actions. In addition to the requirements set forth in Section 3816 of the Delaware Act, a Shareholder may bring a derivative action on behalf of the Trust only if the following conditions are met:

          (1) The Shareholder or Shareholders must make a pre-suit demand upon the Trustees to bring the subject action unless an effort to cause the Trustees to bring such an action is not likely to succeed. For purposes of this Section 10(1), a demand on the Trustees shall only be deemed not likely to succeed and therefore excused if a majority of the Board of Trustees, or a majority of any committee established to consider the merits of such action, is composed of Trustees who are not "independent trustees" (as that term is defined in the Delaware Act).

          (2) Unless a demand is not required under paragraph (1) of this
     Section 10, Shareholders eligible to bring such derivative action under the Delaware Act who collectively hold at least 10% of the outstanding Shares of the Trust, or who collectively hold at least 10% of the outstanding Shares of any Class to which such action relates, shall join in the request for the Trustees to commence such action; and

          (3) Unless a demand is not required under paragraph (1) of this
     Section 10, the Trustees must be afforded a reasonable amount of time to consider such Shareholder request and to investigate the basis of such claim. The Trustees shall be entitled to retain counsel or other advisors in considering the merits of the request and shall require an undertaking by the Shareholders making such request to reimburse the Trust for the expense of any such advisors in the event that the Trustees determine not to bring such action.

     For purposes of this Section 10, the Board of Trustees may designate a committee of one Trustee to consider a Shareholder demand if necessary to create a committee with a majority of Trustees who do not have a personal financial interest in the transaction at issue.

     Section 11. Counterparts. The Declaration of Trust may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts, together, shall constitute one and the same instrument, which shall be sufficiently evidenced by any such original counterpart.

     Section 12. Reliance by Third Parties. Any certificate executed by an individual who, according to the records of the Trust, appears to be a Trustee hereunder, or Secretary, Assistant Secretary, Treasurer or Assistant Treasurer of the Trust, certifying to: (a) the number or identity of Trustees or Shareholders, (b) the due authorization of the execution of any instrument or writing, (c) the form of any vote passed at a meeting of Trustees or Shareholders, (d) the fact that the number of Trustees or Shareholders present at any meeting or executing any written instrument satisfies the requirements of this Declaration of Trust,
(e) the form of any Bylaws adopted by or the identity of any officers elected by the Trustees, or (f) the existence of any fact or facts that in any manner relate to the affairs of the Trust, shall be conclusive evidence as to the matters so certified in favor of any Person dealing with the Trustees and their successors.

     Section 13. IN WITNESS WHEREOF, the Trustees named below do hereby make and enter into this Agreement and Declaration of Trust as of the 29 day of June, 2005.



                                                   /s/ Bruce L. Cleland
                                              ---------------------------------
                                              Bruce L. Cleland


                                                   /s/ Douglas W. Brinkley
                                              ---------------------------------
                                              Douglas W. Brinkley



                                                   /s/ Russell A. Fleming
                                              ---------------------------------
                                              Russell A. Fleming



                                                    /s/ Robert G. Merrick
                                              ---------------------------------
                                              Robert G. Merrick


THE PRINCIPAL PLACE OF BUSINESS OF THE TRUST IS:

210 West Pennsylvania Avenue, Suite 770
Towson, Maryland 21204